PROMISSORY NOTE

$63,000                                                        November 1, 1995
                                                          Wenatchee, Washington


     TELEVAR NORTHWEST, INC., a Washington corporation (the "Maker") , promises to pay to the order of MICHAEL P. SCHUYLEMAN and JANET L. SCHUYLEMAN, husband and wife (the "Holder"), the principal sum of Sixty-three Thousand Dollars ($63,000), together with interest on that amount, upon the agreements, terms and conditions provided in this Promissory Note (the "Note"):

     1. Definitions.

          (a) Default. The term "Default" means any of the following events:

               (i) the Maker at any time fails to pay, when due, any sum owing on this Note, provided if the Company shall have insufficient funds under Washington law on the Closing Date or any succeeding payment date to make payment of principal or interest for the shares of Stock purchased by the Company, the Company's right to the Stock shall not be extinguished or its non-payment deemed a breach hereunder, and payment shall be deferred until the earliest date upon which its funds shall be sufficient to permit such payment; provided, however, that the right to defer payment shall not toll the accrual of interest and may be exercised only one (1) time every twenty-four (24) months during the payment term and the deferment period shall not be in excess of three (3) consecutive months.

          (b) Default Rate. The term "Default Rate" means the rate of interest otherwise payable on this Note plus two percent (2%).

     2. Interest. All sums owing on this Note shall bear interest from the date of this Note until paid, at a fixed rate of ten percent (10%) per annum. Should the Maker default on any of the obligations specified in this Note, all sums owing on the Note shall bear interest at the Default Rate.

     3. Payment. On or before the 1st day of December, 1995, and on or before the lst day of each month thereafter until the 1st day of November, 2000, the Maker shall pay One Thousand Three Hundred Thirty-eight and 41/100 Dollars ($1,338.41) to the Holder. Payments shall be applied first to costs, expenses, and other charges provided for in this Note or incurred by the Holder in realizing on this Note, second to interest then accrued, and then to principal. On or before the lst day of November, 2000, the Maker shall pay all unpaid principal and interest remaining due on the Note, and shall pay any and all costs, expenses, and other charges due and payable on this Note. All payments shall be made in the lawful currency of the United States of America. All payments shall be made to the Holder at 215 Yakima Street, Wenatchee, WA, or at such other place as the Holder and Maker may specify in writing.

     4. Prepayment. The Maker may prepay any amount owing on this Note without incurring any additional charge. Notwithstanding any prepayment, the Maker shall continue to make all succeeding installments or other payments as they become due, until this Note is completely paid.

     5. Late Payment Charge. If any installment of principal or interest shall not be paid within ten (10) days after the date it becomes due, the Maker shall pay a late charge equal to five percent (5%) of the delinquent installment. The late charge shall be in addition to, and not in lieu of, any other rights or remedies the Holder may have by virtue of any breach or default.

     6. Security. As security for the payment of all sums owing on this Note, Maker shall deposit certificates representing 326,666 shares of capital common stock of the Maker issued to Holder (the "Stock") with David Bohr, Attorney at Law, 224 South Mission, Wenatchee, WA. Upon the complete and full performance by Maker of all obligations due under this Note, Holder, its personal representative, successor, or assigns, shall endorse the certificate and direct David Bohr, to assign and deliver the Stock to Maker.

     7. Acceleration. If the Maker is in Default, the Holder may accelerate all amounts owing on the Note. Such accelerated amounts shall become immediately due and payable. If the Holder accelerates the amounts due under this Note, the Holder shall have the right to pursue any or all of the remedies provided in this Note, including, but not limited to, the right initiate a lawsuit to enforce payment of this Note.

     8. Remedies. Upon a Default, the Holder shall have all rights available to it at law or in equity, including all rights available under the Washington Uniform Commercial Code. Upon a default and ten (10) days advance written notice to Maker, Holder may notify David Bohr of the Default and may direct David Bohr to release the Stock to Holder and upon receipt, Holder shall acquire any and all rights normally incident to the ownership of the Stock, including the right to vote, receive dividends, cause the Maker to register the Stock in the name of the Holder on the ledger of the Maker or sell all or any portion of the Stock, subject to the Maker's Stock transfer restrictions, at a public or private sale. Any unpaid balance outstanding at the time of a Default, and any costs or other expenses incurred by the Holder in realizing on this Note, shall bear interest at the Default Rate. All rights and remedies granted under this Note shall be deemed cumulative and not exclusive of any other right or remedy available to the Holder.

     9. Attorneys' Fees, Costs, and Other Expenses. Maker agrees to pay all costs and expenses which the Holder may incur by reason of any Default, including, but not limited to, reasonable attorneys' fees, expenses, and costs incurred in any action undertaken with respect to this Note,, or any appeal of such an action. Any judgment recovered by the Holder shall bear interest at the Default Rate.

     10. Transfer; Obligations Binding on Successors. Maker may not transfer any of its rights, duties, or obligations under this Note without the prior written consent of the Holder.

This Note, and the duties set forth in the Note, shall bind the Maker and its successor and assigns. All rights and powers established in this Note shall benefit the Holder and its successors and assigns.

     11. Notices. Any notice, consent, or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) three days after being deposited in the United States' certified or registered mail, postage prepaid, return receipt requested and properly addressed to the party. A communication will be deemed to be properly addressed if sent to the Maker at 215 Yakima Street, Wenatchee, WA, or if sent to the Holder at 1119 Washington, Wenatchee, WA. The Maker or the Holder may at any time during the term of this Note change the address to which notices and other communications must be sent by providing written notice of a new address within the United States to the other party. Any change of address will be effective ten (10) days after notice is given.

     12. Governing Law. This Note will be construed and the rights, duties, and obligations of the parties will be determined in accordance with the laws of the state of Washington.

     13. Headings. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

     14. Waiver. No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time. Each party signing or endorsing this Note waives presentment, demand, protest, and notice of nonpayment and agrees to be bound as a principal and not as a surety and promises to pay all costs of collection, including reasonable attorneys' fees whether or not suit is commenced.

     15. Severability. The parties intend that this Note be enforced to the greatest extent permitted bv applicable law. Therefore, if any provision of this Note, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Note and the application of that provision to other persons, circumstances, or extent, will not be impaired.

     16. References. Except as otherwise specifically indicated, all references in this Note to numbered or lettered sections or subsections refer to sections or subsections or this Note. All references to this Note include any subsequent amendments to the Note.

     17. Maximum Interest. Notwithstanding any other provisions of this Note, any interest, fees, or charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum permitted by law.

                                        "MAKER"


                                        By  /s/
                                          -------------------------------------
                                          Charles D. DeJong, Chairman